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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                NOVEMBER 5, 2003
                        (Date of earliest event reported)


                                  IMPRESO, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     000-29883                 75-20849585
(State or other jurisdiction     (Commission File Number)     (I.R.S. employer
      of incorporation)                                        Identification
                                                                   Number)




                  652 SOUTHWESTERN BOULEVARD, COPPELL, TX 75019
                    (Address of principal executive offices)



                                 (972) 462-0100
              (Registrant's Telephone Number, Including Area Code)


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5. OTHER EVENTS

         On November 4, 2003, the Federal Bureau of Investigation ("FBI") contacted a Vice President of TST/Impreso, Inc. (the "Company"), a wholly owned subsidiary of Impreso, Inc., and advised that the FBI suspected the company was a victim of a crime. At 8:00 A.M. November 5, 2003, the FBI and a representative of the investigative unit of the bank maintaining the Company's payroll operating account confronted the Company's payroll administrator for fraudulently diverting Company funds into her personal bank account. The payroll administrator admitted guilt to the FBI and the bank investigator. The investigation by the FBI, the bank and the Company to date has revealed an approximate loss of $404,000 over a period starting in December 2000 until October 2003. The investigation is not complete. The Company has notified its insurance Company of the loss under its employee theft coverage and management believes that most of the losses will be reimbursed by insurance. Management has recently hired a full time internal audit specialist to lead its efforts to evaluate and improve its internal accounting controls and this individual will be heading up the company's efforts to establish more effective internal controls over the payroll processing function. The Company is cooperating with the FBI in its investigation and prosecution of the Company's former employee.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     IMPRESO, INC.
                                     (registrant)

Dated: November 14, 2003             By: /s/ Marshall Sorokwasz
                                         ---------------------------------------
                                         Marshall Sorokwasz,
                                         Chairmanof the Board, Chief Executive
                                         Officer, President, and Director


                                     By: /s/ Susan Atkins
                                         ---------------------------------------
                                         Susan Atkins,
                                         Chief Financial Officer and Vice
                                         President